UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2016

BankGuam Holding Company

(Exact name of registrant as specified in its charter)

Guam	000-54483	66-0770448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box BW Hagatna, Guam	96932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (671) 472-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 27, 2016, BankGuam Holding Company (the “Company”) and David J. John entered into a Stock Purchase Agreement whereby the Company agreed to purchase 25% of the common stock owned by David J. John of ASC Trust Corporation, a Guam trust company, on or after June 1, 2016. The Agreement provides for additional purchases by the Company from David J. John that are scheduled for April 1, 2018 for 20% of the common stock of ASC Trust Corporation and on April 1, 2021 for 25% of the common stock of ASC Trust Corporation. Each additional purchase is subject to regulatory approval. On June 1, 2016, the Federal Reserve Bank of San Francisco approved the initial purchase of 25% of the common stock of ASC Trust Corporation. In connection with the purchase, the Company issued subordinated debt in the amount of $3,500,000 to finance the transaction.

The Agreement contains customary warranties, representations and indemnification provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: June 6, 2016	BankGuam Holding Company

	By:	/s/ Francisco M. Atalig
Francisco M. Atalig
SVP and Chief Financial Officer